Exhibit 99.2

PROXY

THE TITAN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS, [DATE]

The undersigned (a) revokes all proxies and appoints and authorizes Dr. Gene W. Ray and Mr. Mark W. Sopp, or either of them, with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the Special Meeting of the Stockholders of THE TITAN CORPORATION on [DATE], and any adjournment thereof, as specified on the reverse side of this card and in their discretion on all other matters incident to the conduct of the Special Meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to The Titan Corporation Consolidated Retirement Plan, and shares allocated to the accounts of the AverStar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan of the undersigned at the Special Meeting and any adjournment thereof. Plan shares for which no directions are received and unallocated plan shares will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee’s judgment on other matters incident to the conduct of the special meeting and any adjournment thereof. If a proxy is received but no direction is indicated, the plan shares will be voted FOR adoption of the merger agreement and approval of the merger and FOR approval of the adjournment proposal.

You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY AND FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF

THE TITAN CORPORATION

[DATE]

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☐ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEM 1.

1.

ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

APPROVAL OF THE PROPOSAL TO AUTHORIZE THE TITAN CORPORATION TO ADJOURN THE SPECIAL MEETING ON ONE OR MORE OCCASIONS, IF NECESSARY, (A) TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER, (B) TO ALLOW ADDITIONAL TIME FOR THE PARTIES TO SATISFY OTHER CLOSING CONDITIONS TO THE MERGER, OR (C) TO CALCULATE AND ANNOUNCE THE EXCHANGE RATE BEFORE THE VOTE ON THE MERGER.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Check here for address change and note below.    ☐

NEW ADDRESS

SIGNATURE(S)                                                                        DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.